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                                                                    EXHIBIT 4.75

                           MEMORANDUM OF UNDERSTANDING

                                 REACHED BETWEEN

                        BUFFELSFONTEIN GOLD MINES LIMITED
                            BUFFELSFONTEIN DIVISION

                   (HEREINAFTER REFERRED TO AS 'THE COMPANY')

                                      AND

                        THE NATIONAL UNION OF MINEWORKERS
                     THE UNITED ASSOCIATION OF SOUTH AFRICA
                       THE MINE WORKERS UNION (SOLIDARITY)
                THE SOUTH AFRICAN ELECTRICAL WORKERS ASSOCIATION

                     (HEREINAFTER REFERRED TO AS THE UNIONS)

                                    REGARDING

                            NO'S 9, 10 AND 12 SHAFTS

                           OF BUFFELSFONTEIN DIVISION

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1.    APPLICATION OF AGREEMENT

      This agreement will apply to all employees employed in the recognized bargaining units as respectively represented by the below mentioned Unions :

            (i)   The National Union of Mineworkers.

            (ii)  The United Association of South Africa.

            (iii) The Mine Workers Union (Solidarity)

            (iv)  The South African Electrical Workers Association.

2.    PREAMBLE

      The Unions have concluded the following initiatives to be implemented at the Company so as to avoid or alternatively minimize retrenchment of employees in terms of the current sixty day review exercise and the imminent closure of No's 9, 10 and 12 Shafts at Buffelsfontein Division.

3.    TERMS OF THE MEMO OF UNDERSTANDING

      The following arrangements will apply at No's 9, 10 and 12 Shafts :

      3.1   Total closure of No 9 Shaft as from 1 September 2004.

      3.2 No's 10 and 12 Shafts will remain operating during the current financial year subject to clauses 3.3 and 3.4 below.

      3.3 Production and financial targets will be measured on a weekly and monthly basis at No's 10 and 12 Shafts.

      3.4 Major deviations from set targets will be addressed with organised labour to determine the sustainability of these shafts.

      3.5   Current shift cycles will remain.

4.    CONDITIONS TO APPLY

      4.1 The sixty day review and the Section 189A facilitation in respect of the Buffelsfontein Division (No's 10 and 12 Shafts) is hereby suspended subject to clauses 3.4 and 4.2 respectively.

      4.2 This Memorandum of Understanding is further dependent on the effective introduction of the proposals and the measures that are introduced proving to be effective in restoring Buffelsfontein Division to profitability, and on the company attaining a sustainable gold price : cost ratio i.e. budgeted tonnage, grade, kilogram and working costs.

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5.    INTERVENTIONS TO SUSTAIN PROFITABILITY AT NO'S 10 AND 12 SHAFTS

      The Company undertakes to investigate with organised labour the following:

      5.1 To reclaim all redundant stock and material at No's 9 and 11 Shaft respectively.

      5.2 To embark on a vamping process in order to reclaim 'old gold' from all underground operations at Buffelsfontein Division,

      5.3 To commence with immediate effect opening-up and development operations at No's 10 and 12 Shafts to create face length opportunities at these shafts.

      5.4 To close down East Hostel at No 10 Shaft by end August 2004 in order to save costs on water end electricity. Employees will be accommodated at Pioneer Hostel with the proviso that renovations would be affected pending discussions between the N.U.M. structures and Management.

6.    AVOIDANCE MEASURES

      The Company and representatives of the Unions will, with immediate effect, commence with consultation sessions to discuss all possible avoidance measures on or before 26 August 2004 viz, in accordance with the relevant Retrenchment Agreements.

      6.1 Redeployment of affected workers into vacancies at No's 10 and 12 Shafts.

      6.2 Employees who are still redundant, after all avoidance measures have been exhausted, will be retrenched in accordance with the Retrenchment Agreements that exist between the Company and respective Unions.

7.    J I C - NO 12 SHAFT

      J I C needs to sign a new contract pertaining to mining operations of No 12 Shaft to ensure sustainable operations as proposed by the consultative forum. Shaft engineering will remain the responsibility of North West Operations.

8. All parties are committed to ensure the application of this agreement in order to secure jobs at No's 10 and 12 Shafts.

9.    DISPUTE RESOLUTION

      Any party may invoke the mechanism of dispute resolution as embodied in the Labour Relations Act in the event of a dispute arising in as far as the

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      interpretation and application of this Memorandum of Understanding is concerned.

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THUS SIGNED AT STILFONTEIN ON THIS 6TH DAY OF AUGUST 2004.

/s/ H.J. van Vuuren
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For NORTHWEST OPERATIONS              WITNESSES        1. ______________________

                                                       2. ______________________
___________________________
For NATIONAL UNION OF MINE-           WITNESSES        1. ______________________
WORKERS

                                                       2. ______________________
___________________________
For SOLIDARITY                        WITNESSES        1. ______________________

                                                       2. ______________________
___________________________
For S A E W A                         WITNESSES        1. ______________________

                                                       2. ______________________
___________________________
For U A S A                           WITNESSES        1. ______________________

                                                       2. ______________________